UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CENTRAL BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
GENERAL
VOTING AND PROXY PROCEDURES
PRINCIPAL HOLDERS OF VOTING SECURITIES
PROPOSAL I — ELECTION OF DIRECTORS
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
TRANSACTIONS WITH RELATED PERSONS
SECURITY OWNERSHIP OF MANAGEMENT
INDEPENDENT AUDITORS
AUDIT COMMITTEE REPORT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXPENSES OF SOLICITATION
OTHER MATTERS
ANNUAL REPORT
STOCKHOLDER PROPOSALS
CHARTER OF THE NOMINATING COMMITTEE
CHARTER OF THE AUDIT COMMITTEE

[LETTERHEAD OF CENTRAL BANCORP, INC.]
June 22, 2007
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
JULY 26, 2007
Dear Fellow Stockholder:
     On behalf of the Board of Directors and management of Central Bancorp, Inc. (the “Company”), I cordially invite you to attend the 2007 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held at the Holiday Inn—Somerville, 30 Washington Street, Somerville, Massachusetts 02143 on Thursday, July 26, 2007 at 11:00 a.m., local time.
     Accompanying this letter are a Notice of Annual Meeting of Stockholders and a Proxy Statement describing the business to be transacted at the Annual Meeting, as well as a copy of the Company’s Annual Report. Please review these materials carefully. During the Annual Meeting, we will also report on the operations of the Company. Directors and officers of the Company as well as a representative of our independent auditors, Vitale, Caturano & Company, Ltd., will be present to respond to appropriate questions stockholders may have.
     Whether or not you plan to attend the Annual Meeting, please sign and date the enclosed proxy card and mail it in the accompanying postage-paid return envelope as promptly as possible. This will not prevent you from voting in person at the Annual Meeting, but will ensure that your vote is counted if you are unable to attend. Please sign, date and promptly mail the proxy card today. Your vote is very important regardless of the number of shares you own.
     Your continued interest and support of Central Bancorp, Inc. are sincerely appreciated.

Sincerely,

/s/ John D. Doherty
John D. Doherty Chairman, President and Chief Executive Officer

CENTRAL BANCORP, INC.
399 Highland Avenue
Somerville, Massachusetts 02144
(617) 628-4000
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 26, 2007
     Notice is hereby given that the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) of Central Bancorp, Inc. (the “Company”) will be held at the Holiday Inn—Somerville, 30 Washington Street, Somerville, Massachusetts 02143 on Thursday, July 26, 2007 at 11:00 a.m., local time.
     A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed herewith.
     The Annual Meeting is for the purpose of considering and acting upon:
1.	The election of three directors of the Company; and

2.	Such other matters as may properly come before the Annual Meeting or any adjournments thereof.
     NOTE: The Board of Directors is not aware of any other business to come before the Annual Meeting.
     Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Stockholders of record at the close of business on June 11, 2007 are the stockholders entitled to vote at the Annual Meeting and any adjournments thereof.
     Whether or not you expect to be present at the Annual Meeting, please sign and date the enclosed proxy card and mail it promptly in the enclosed postage-paid envelope. If you do attend the Annual Meeting and wish to vote in person, you may do so even though you have signed an earlier proxy.
YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. YOU ARE ENCOURAGED TO VOTE BY PROXY SO THAT YOUR SHARES WILL BE REPRESENTED AND VOTED AT THE MEETING EVEN IF YOU CANNOT ATTEND. ALL STOCKHOLDERS OF RECORD CAN VOTE BY WRITTEN PROXY CARD. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE MEETING.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Rhoda K. Astone
Rhoda K. Astone Vice President, Secretary and Clerk
Somerville, Massachusetts
June 22, 2007

CENTRAL BANCORP, INC.
399 Highland Avenue
Somerville, Massachusetts 02144
(617) 628-4000
PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
July 26, 2007
GENERAL
     This Proxy Statement and the enclosed Proxy Card are furnished in connection with the solicitation of proxies by the Board of Directors of Central Bancorp, Inc. (“Central” or the “Company”), the holding company for Central Co-operative Bank (the “Bank”), to be used at the Company’s 2007 Annual Meeting of Stockholders (hereinafter called the “Annual Meeting”), which will be held at the Holiday Inn—Somerville, 30 Washington Street, Somerville, Massachusetts 02143 on Thursday, July 26, 2007 at 11:00 a.m., local time. The accompanying Notice of Annual Meeting and this Proxy Statement are being first mailed to stockholders on or about June 22, 2007.
VOTING AND PROXY PROCEDURES
Who Can Vote at the Annual Meeting
     You are only entitled to vote at the Annual Meeting if the Company’s records show that you held shares of Central’s common stock, $1.00 par value (the “Common Stock”), as of the close of business on June 11, 2007 (the “Record Date”). If your shares are held by a broker or other intermediary, you can only vote your shares at the Annual Meeting if you have a properly executed proxy from the record holder of your shares (or their designee). As of the Record Date, a total of 1,639,951 shares of Common Stock were outstanding. Each share of Common Stock has one vote.
Voting by Proxy
     The Company’s Board of Directors is sending you this Proxy Statement for the purpose of requesting that you allow your shares of Common Stock to be represented at the Annual Meeting by the persons named in the enclosed Proxy Card. All shares of Common Stock represented at the Annual Meeting by properly executed and dated proxies will be voted according to the instructions indicated on the Proxy Card. If you sign, date and return the Proxy Card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends a vote “FOR” each of its nominees for director.
     If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the persons named in the Proxy Card will vote your shares as determined by a majority of the Board of Directors. If the Annual Meeting is postponed or adjourned, your Common Stock may be voted by the persons named in the Proxy Card on the new Annual Meeting dates as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the Annual Meeting.
     You may revoke your proxy at any time before the vote is taken at the Annual Meeting. To revoke your proxy you must either advise the Company’s Secretary and Clerk in writing before your Common Stock has been voted at the Annual Meeting, deliver a later-dated proxy, or attend the Annual Meeting and vote your shares in person. Attendance at the Annual Meeting will not in itself constitute revocation of your proxy.
     If you hold your Common Stock in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this Proxy Statement.
Participants in the Central Co-operative Bank Employee Stock Ownership Plan
     If you are a participant in the Central Co-operative Bank Employee Stock Ownership Plan (the “ESOP”), you will receive a voting instruction form that reflects all shares you may vote under the ESOP. Under the terms of the ESOP, all shares held by the ESOP are voted by the ESOP trustees, but each participant in the ESOP may direct the trustees on how to vote the shares of Common Stock allocated to his or her account. Unallocated shares and allocated shares for which no timely voting instructions are received will be voted by the ESOP trustees in the same proportion as the shares for which the trustees have received timely voting instructions, provided that in the absence of any voting directions as to allocated stock, the Board of Directors of the Bank will direct the ESOP trustees as to the voting of all shares of stock in the ESOP. The deadline for returning your voting instruction form to the ESOP trustees is July 19, 2007.
Vote Required
     The Annual Meeting will be held if a majority of the outstanding shares of Common Stock entitled to vote is represented at the Annual Meeting. If you return valid proxy instructions or attend the Annual Meeting in person, your shares will be counted for purposes of determining whether there is a quorum even if you withhold your vote or do not vote your shares at the Annual Meeting. Broker non-votes will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not have discretionary voting power with respect to the agenda item and has not received voting instructions from the beneficial owner.
     In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees, or vote in favor of all nominees except nominees you specify as to which you withhold your vote. There is no cumulative voting in the election of directors. Directors must be elected by a plurality of the votes cast at the Annual Meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

PRINCIPAL HOLDERS OF VOTING SECURITIES
     Persons and groups beneficially owning in excess of five percent (5%) of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”). The following table sets forth certain information as to those persons who the Company believes were the beneficial owners of more than 5% of the Company’s outstanding shares of Common Stock as of June 11, 2007.

			Percent of Shares
Name and Address	Amount and Nature		of Common Stock
of Beneficial Owner	Beneficial Ownership (1)		Outstanding (2)
Central Co-operative Bank Employee Stock Ownership Plan Trust 399 Highland Avenue Somerville, Massachusetts 02144	407,766	(3)	24.86%

John D. Doherty Joseph R. Doherty Joseph R. Doherty Family Limited Partnership, L.P. 399 Highland Avenue Somerville, Massachusetts 02144	240,620	(4)	14.67

Jeffrey L. Gendell Tontine Financial Partners, L.P. Tontine Management, LLC 55 Railroad Avenue Greenwich, Connecticut 06830	151,104	(5)	9.21

(1)	In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of the Common Stock as to which he or she has sole or shared voting or investment power, or has a right to acquire beneficial ownership of at any time within 60 days of June 11, 2007. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Unless otherwise indicated, the listed persons have direct ownership and sole voting and dispositive power.

(2)	For purposes of calculating percentage ownership, the number of shares of Common Stock outstanding includes any shares which the beneficial owner has the right to acquire within 60 days of June 11, 2007.

(3)	Of the shares beneficially owned by the Central Co-operative Bank Employee Stock Ownership Plan Trust (“ESOP”), 161,567 shares have been allocated to participating employees over which shares Directors Linnehan and Sweeney and Raymond Mannos, as trustees of the ESOP (the “ESOP Trustees”) and 246,199 shares have not been allocated, as to which shares the ESOP Trustees generally would vote in the same proportion as voting directions received from voting ESOP participants. The ESOP Trustees disclaim any beneficial ownership interest in the shares held by the ESOP.

(4)	Includes 17,350 shares of Common Stock allocated to the account of John D. Doherty in the ESOP, 18,000 shares of restricted stock awarded under the Central Bancorp, Inc. 2006 Long-Term Incentive Plan and 11,561 shares awarded under the Central Bancorp, Inc. 1999 Stock Option and Incentive Plan. Also includes 79,090 shares held by the Joseph R. Doherty Family Limited Partnership, L.P., a family partnership of which John D. Doherty is the general partner and in which he owns a 50 unit interest. John D. Doherty disclaims beneficial ownership of 39,545 shares held by the Joseph R. Doherty Family Limited Partnership, L.P. and shares held by Joseph R. Doherty. Joseph R. Doherty and the Joseph R. Doherty Family Limited Partnership, L.P. disclaim beneficial ownership of any shares held by John D. Doherty.

(5)	According to their statement on Schedule 13F as filed on May 11, 2007, each of the reporting persons shares voting and dispositive power over the listed shares.

PROPOSAL I — ELECTION OF DIRECTORS
     The Company’s Board of Directors is currently composed of nine members, all of whom are independent under the listing standards of Nasdaq, except Joseph R. Doherty, John D. Doherty and John J. Morrissey. Under the Company’s Articles of Organization and Bylaws, directors are divided into three classes, with one class standing for election for a three-year term at each Annual Meeting. Three directors will be elected at the Annual Meeting, each to serve for a three-year period or until their respective successors have been elected and qualified. The Nominating Committee of the Board of Directors has nominated Gregory W. Boulos, John D. Doherty and Albert J. Mercuri, Jr. for election as directors, all to serve for three-year terms. Each of these persons has consented to being named in this Proxy Statement and has indicated that they will serve if elected.
     Your Board of Directors recommends that stockholders vote “FOR” the election of Gregory W. Boulos, John D. Doherty and Albert J. Mercuri, Jr. as directors of the Company.
     Proxies solicited by the Board of Directors will be voted for the election of the above named nominees. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend or the Board may also decide to reduce the number of Directors to eliminate the vacancy. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.
     The following table sets forth for each Board nominee and for each director continuing in office, his name, age, the year he first became a director of the Company and/or the Bank, which is the Company’s principal operating subsidiary, and the year of expiration of his present term. For information regarding Common Stock beneficially owned by directors, see “Security Ownership of Management.” Directors Joseph R. Doherty, Gregory W. Boulos and John D. Doherty were appointed as directors of the Company in 1998 in connection with the incorporation and organization of the Company. All other directors were appointed or elected to the Board of Directors of the Company in the years indicated on the table below.

		Year First
		Elected or
		Appointed	Present
	Age as of	Director of	Term to
Name	Record Date	Company or Bank	Expire
BOARD NOMINEES FOR TERMS TO EXPIRE IN 2010

Gregory W. Boulos	50	1998	2007
John D. Doherty	50	1983	2007
Albert J. Mercuri, Jr.	50	2003	2007

DIRECTORS CONTINUING IN OFFICE

Paul E. Bulman	69	2002	2008
James F. Linnehan	86	2003	2008
John J. Morrissey	40	2003	2008
Joseph R. Doherty	83	1958	2009
Richard E. Stevens	63	2005	2009
Edward F. Sweeney, Jr.	66	2003	2009

     Presented below is certain information concerning each of the Board’s nominees and Directors continuing in office. Unless otherwise stated, all such nominees and Directors have held the positions listed for at least the last five years.
     Gregory W. Boulos is a partner in CB Richard Ellis/The Boulos Company of Portland, Maine, which is Maine’s largest commercial real estate brokerage and development firm, specializing in the sale and leasing of commercial/industrial properties and the brokerage of investment properties. Mr. Boulos is a past director of Junior Achievement, The Center for Dental Health, Mercy Hospital and The Portland Symphony Orchestra. He is also a past Chairman of both the Cumberland County Civic Center and Catholic Charities Maine Board of Directors. Mr. Boulos is a member of the Portland Chamber of Commerce, the Maine Commercial Association of Realtors and the National Association of Realtors and Director of Wayneflete School.
     John D. Doherty is the Chairman, President and Chief Executive Officer of the Company and President and Chief Executive Officer of the Bank. He was elected President of the Bank in April 1986. As President, Mr. Doherty is responsible for the day-to-day operations of the Bank and reports on the Bank’s operations directly to the Board of Directors. Commencing April 1992, Mr. Doherty also became the Chief Executive Officer of the Bank. In November 2002, Mr. Doherty became Chairman of the Board of the Company. Mr. Doherty also serves as the president and a director of the Bank’s subsidiaries, Central Securities Corporation and Central Securities Corporation II. He has been employed by the Bank in various capacities since 1981. Mr. Doherty holds an M.B.A. degree from Boston University and a B.A. in Business Administration from Babson College. Mr. Doherty was Chairman of the Co-operative Central Bank until 2004 and is a former Trustee of the Co-operative Banks Employees Retirement Association. He is a member of the Somerville Kiwanis Club, a former director of the Somerville Chamber of Commerce, former Treasurer of the Woburn Development Corporation and a former member of the Somerville High School Scholarship Committee, the Woburn Kiwanis Club, and the Needham Business Association and a past president of the Economy Club of Cambridge. Mr. Doherty is the son of Board member Joseph R. Doherty.
     Albert J. Mercuri, Jr. has served since 1987 as President and Chief Executive Officer of Data Direct, Inc., a national distributor of digital media publishing systems, optical media and copiers, located in Needham Heights, Massachusetts. Mr. Mercuri is a 1979 graduate of Babson College where he earned a Bachelor of Science degree in Marketing.
     Paul E. Bulman has served as Chairman of the Policy Holders Protective Board of the Savings Bank Life Insurance Company since 2000. From 1996 to 2000, he was President and Chief Executive Officer of Haymarket Co-operative Bank. Mr. Bulman had previously served as President, Chief Executive Officer and Director of Hingham Institution for Savings, which he had joined in 1988. Prior to that, he had been Senior Vice President, Lending at New Bedford Institution for Savings since 1987. Mr. Bulman served as Commissioner of Banks for the Commonwealth of Massachusetts from 1983 to 1987 after serving as First Deputy Commissioner and Clerk, Deputy Commissioner, Bank Supervisor and Director, Commercial Bank Examinations. He joined the State Banking Department in 1960. Mr. Bulman is a volunteer at the Scituate Senior Center.
     James F. Linnehan is an attorney and a Certified Public Accountant. Mr. Linnehan has served as the Assistant Attorney General for the Commonwealth of Massachusetts and as a Special Investigator for the Suffolk County District Attorney’s office. He is a life trustee of the Board of Trustees of Suffolk University. He is a former director and chairman of the audit and trust committees of BayBank Middlesex.
     John J. Morrissey is a partner with the law firm of Quinn and Morris in Boston, Massachusetts. Since 1999, he has served as a member of the Board of Bar Overseers’ Hearing Committee for Plymouth and Norfolk Counties in Massachusetts, which investigates complaints of attorney misconduct and makes findings and recommendations for discipline to the Supreme Judicial Court. Since 2000, Mr. Morrissey has served as a member of the Medical Malpractice Tribunal for Suffolk County, Massachusetts, which hears medical malpractice claims to determine if the evidence is sufficient for judicial inquiry without posting a statutory bond. Mr. Morrissey also serves as a member of the Board of Governors of the Massachusetts Academy of Trial Attorneys, as a Regional Delegate of the Massachusetts Bar Association and as a member of the Executive Management Board of the Massachusetts Bar Association. John J. Morrissey is the son of William P. Morrissey, the Bank’s Executive Vice President and Chief Operating Officer.

     Joseph R. Doherty served as President of the Bank from 1958 until April 1986. From April 1986 until March 31, 1992, Mr. Doherty served as Chairman of the Board of Directors and Chief Executive Officer, responsible for guiding the overall operations of the Bank. In March 1992, Mr. Doherty retired as Chief Executive Officer of the Bank, although he remains Chairman of the Board of the Bank. Mr. Doherty served as Chairman of the Board of the Company until November 2002. Mr. Doherty is the father of John D. Doherty, the Chairman of the Board, President and Chief Executive Officer of the Company and the President and Chief Executive Officer of the Bank.
     Richard E. Stevens is a principal at Gunrock Realty Trust and is involved in real estate and investment management. From 1975 to 2004, Mr. Stevens served as President and Chief Executive Officer of Foxborough Savings Bank. Prior to 1975, Mr. Stevens was an officer of a major Boston savings bank and formerly a Senior Bank Examiner in the Office of the Commissioner of Banks for the Commonwealth of Massachusetts. Mr. Stevens is a past Director/Trustee and/or Incorporator of the Sturdy Memorial Hospital, Hockomock YMCA, Leukemia Society of America, Catholic Charitable Bureau of Boston, Massachusetts Taxpayers Foundation and Dean Junior College and is a present Director of Children’s Medical Research Foundation and a Corporation Member of Partners Health Care System, Inc.
     Edward F. Sweeney, Jr. is self-employed as a financial/management advisor. Since December 2002, he has served as a business consultant to the Malden Redevelopment Authority, an agency funded by the Department of Housing and Urban Development to work with communities to promote home ownership for low and moderate income families. In October 2005, Mr. Sweeney was also appointed to serve as Commissioner of the Department of Public Works. From March 1999 to October 2005, Mr. Sweeney served as Commissioner and former Chairman of the Malden Housing Authority. From May 1998 to December 2000, he served as Senior Vice President of US Trust, a $6 billion multi-bank holding company in Boston, Massachusetts. From 1996 to May 1998, Mr. Sweeney served as Senior Vice President of Somerset Savings Bank, Somerville, Massachusetts. From 1994 to 1996, Mr. Sweeney was President, Chief Executive Officer and a Director of Meetinghouse Co-operative Bank in Dorchester, Massachusetts. From 1966 to 1994, Mr. Sweeney served with the Division of Banking for the Commonwealth of Massachusetts. He retired as Senior Deputy Commissioner in 1994.
Executive Officers Who Are Not Directors
     The following sets forth the information, including the ages, as of the Record Date with respect to executive officers of the Company who do not serve on the Board of Directors. Executive officers are appointed annually by the Board of Directors.
     William P. Morrissey, 79, joined the Bank in November 1992 and was promoted to the position of Executive Vice President and Chief Operating Officer of the Bank in April 2005. Until his promotion, he served as Senior Vice President for Corporate Affairs. Mr. Morrissey is a former chairman and a current member of the Board of Directors of the Federal Home Loan Bank of Boston. Prior to 1992, Mr. Morrissey served as Executive Vice President for Corporate Affairs at The Boston Five Cents Savings Bank, and as Deputy Commissioner of Banks for the Commonwealth of Massachusetts. Mr. Morrissey is the father of Director John J. Morrissey.
     David W. Kearn, 65, joined the Bank in June 1993 and was promoted to the position of Executive Vice President – Senior Lending Officer of the Bank in April 2005. Until his promotion, he served as the Senior Vice President – Lending of the Company and the Bank. From 1990 to 1993, Mr. Kearn was a Vice President of Loan Administration at Somerset Savings Bank, Somerville, Massachusetts and was Senior Vice President/Branch Administration at United States Trust Company from 1987 to 1990. He is a former director of the Somerville Boys Club. He also serves as a director of the Bank’s subsidiaries, Central Securities Corporation and Central Securities Corporation II.
     Paul S. Feeley, 60, joined the Bank in July 1997. He has served as Senior Vice President, Treasurer and Chief Financial Officer of the Company and Bank since October 2004 and also served in these positions from July 1997 to February 2002. In February 2002, he became Senior Vice President and Chief Information Officer of the Company and the Bank. Mr. Feeley is a member of the Financial Managers Society of which he is a former local chapter President and National Director. He is also a member of the Massachusetts Society of CPAs and serves on its Financial Institutions Committee. From 1993 to 1997, Mr. Feeley was Senior Vice President and Treasurer of

Bridgewater Credit Union. Prior to 1993, Mr. Feeley was Executive Vice President, Chief Financial Officer and Clerk of the Corporation at The Cooperative Bank of Concord, Acton, Massachusetts. He also serves as a director of the Bank’s subsidiaries, Central Securities Corporation and Central Securities Corporation II.
     Shirley M. Tracy, 52, joined the Bank in October 1982 and was promoted to the position of Senior Vice President/Director of Human Resources in October 2004. Until her promotion, she served as Vice President/Director of Human Resources from 1993 to 2004. From 1978 to 1982, Ms. Tracy served in various positions at the Volunteer Cooperative Bank in Boston. Ms. Tracy received the Certificate in Human Resources Administration from Bentley College and holds an undergraduate degree from Regis College.
     Bryan E. Greenbaum, 44, joined the Bank in January 2005 as Senior Vice President of Retail Banking. From 2000 to 2004, Mr. Greenbaum served as Vice President of Branch Administration and later as Senior Vice President of Retail Banking at Abington Savings Bank. Previous to 2000, Mr. Greenbaum held various retail management positions at both Salem Five Cents Savings Bank and Warren Five Cents Savings Bank.
     Stephen A. Calhoun, 55, joined the Bank in January 2005 as Senior Vice President, Chief Information Officer. From 1999 to 2004, Mr. Calhoun served as Senior Vice President of Information Technology for First Essex Bank/Sovereign Bank in Andover, Massachusetts. Previous to 1999, Mr. Calhoun was Vice President of Operations and Systems for Somerset Bank/U.S. Trust.
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
     The Board of Directors conducts its business through meetings of the Board and through its committees. During the year ended March 31, 2007, the Board of Directors of the Company held 10 meetings, and the Board of Directors of the Bank met 13 times. No Director attended fewer than 75% of the total number of meetings of the Board of Directors and meetings of committees on which the director served during this period.
Nominating Committee
     General. The Board of Directors’ Nominating Committee nominates directors to be voted on at the Annual Meeting and recommends nominees to fill any vacancies on the Board of Directors. The Nominating Committee currently consists of Directors Paul E. Bulman (Chairman), James F. Linnehan and Richard E. Stevens. The members of the Nominating Committee are “independent directors” as defined in the Nasdaq listing standards. The Board of Directors has adopted a Charter for the Nominating Committee. The Nominating Committee Charter is not available on the Company’s website, but is included as Appendix A to this proxy statement. The Nominating Committee met once during the year ended March 31, 2007.
     It is the policy of the Nominating Committee to consider director candidates recommended by security holders who appear to be qualified to serve on the Company’s Board of Directors. Any stockholder wishing to recommend a candidate for consideration by the Nominating Committee as a possible director nominee for election at an upcoming annual meeting of stockholders must provide written notice to the Nominating Committee of such stockholder’s recommendation of a director nominee no later than the March 31st preceding the annual meeting of stockholders. Notice should be provided to: Secretary and Clerk, Central Bancorp, Inc., 399 Highland Avenue, Somerville, Massachusetts 02144.
     In its deliberations, the Nominating Committee considers a candidate’s personal and professional integrity, knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of the Bank’s market area. Any nominee for director made by the Nominating Committee must be highly qualified with regard to some or all the attributes listed in the preceding sentence. In searching for qualified director candidates to fill vacancies on the Board, the Nominating Committee solicits the Company’s then current directors for the names of potential qualified candidates. Moreover, the Nominating Committee may ask the Company’s directors to pursue their own business contacts for the names of potentially qualified candidates. The Nominating Committee would then consider the potential pool of director candidates, select a candidate based on the candidate’s qualifications and the Board’s needs, and conduct a thorough investigation of the proposed candidate’s background to ensure there is no past history that would cause the candidate not to be qualified to serve as a director of the Company. In the event a stockholder has submitted a proposed nominee, the Nominating Committee would consider the proposed nominee, along with any other proposed nominees recommended by individual directors, in the same manner in which the Nominating Committee would evaluate nominees for director recommended by directors.
     With respect to nominating an existing director for re-election to the Board of Directors, the Nominating Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; experience; skills and contributions that the existing director brings to the Board; and independence.
Audit Committee
     The Company has a separately designated Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Company’s Audit Committee meets quarterly to review reports prepared by the Company’s internal auditing firm. In addition, the Audit Committee engages the Company’s independent auditors with whom it meets to review the planning for and the results of the annual audit of the Company’s consolidated financial statements. The members of the Audit Committee are Directors James F. Linnehan (Chairman), Edward F. Sweeney, Jr. and Albert J. Mercuri, Jr. All of the members of the Audit Committee are independent within the meaning of the National Association of Securities Dealers, Inc.’s listing standards. The Company’s Board of Directors has determined that one member of the Audit Committee, James F. Linnehan, qualifies as an “audit committee financial expert” as defined in Section 401(h) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission. Director James F. Linnehan is “independent,” as such term is defined in Item 7(d)(3)(iv)(A) of Schedule 14A under the Exchange Act. The Company’s Board of Directors has adopted a written charter for the Audit Committee, which is included as Appendix B to this proxy statement. The Audit Committee met nine times during the year ended March 31, 2007.
Compensation Committee
     The Compensation Committee sets compensation for the officers and directors of the Company and Bank and reviews various personnel issues such as wage and salary programs and incentive compensation. The Compensation Committee consists of Directors Greogry W. Boulos, Paul E. Bulman (Chairman), Richard E. Stevens and Edward F. Sweeney, Jr. The Company’s Board of Directors has not adopted a written charter for the Compensation Committee. During the year ended March 31, 2007, the Compensation Committee met six times.
Board Policies Regarding Communications With the Board of Directors and Attendance at Annual Meetings
     The Board of Directors maintains a process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the Board of Directors should send any communication to Rhoda K. Astone, Secretary and Clerk, Central Bancorp, Inc., 399 Highland Avenue, Somerville, Massachusetts 02144. All communications that relate to matters that are within the scope of the responsibilities of the Board and its Committees are to be presented to the Board no later than its next regularly scheduled meeting. Communications that relate to matters that are within the responsibility of one of the Board Committees are also to be forwarded to the Chair of the appropriate Committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as customer complaints, are to be sent to the appropriate officer. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any director who wishes to review them.
     Directors are expected to prepare themselves for and to attend all Board meetings, the Annual Meeting of Stockholders and the meetings of the Committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting. All of the Company’s directors attended the Company’s 2006 Annual Meeting of Stockholders except for James F. Linnehan.

COMPENSATION DISCUSSION AND ANALYSIS
Our Compensation Philosophy
     Our compensation philosophy is founded upon the premise that our success depends, in large part, on the dedication, commitment and performance of the individuals we place in key operating positions to drive our business strategy, and particularly, our named executive officers as set forth in this proxy statement. We strive to satisfy the demands of our business model in a highly competitive market by providing our named executives with incentives tied to the successful implementation of corporate objectives. We also recognize that we operate in a similarly competitive environment for talent. Therefore, our approach to compensation considers the full range of compensation techniques that enable us to compare favorably with our peers as we seek to attract and retain key personnel.
     We ground our compensation philosophy on four basic principles:
•	Meeting the Demands of the Market — Our goal is to compensate our named executive officers at competitive levels that position us as an employer of choice among our peers who provide similar financial services in the markets we serve.

•	Aligning with Shareholders — The adoption of our 2006 Long-Term Incentive Plan affirmed our commitment to using equity compensation as a component of our compensation mix and as a means to develop a culture of ownership while aligning the financial interests of our named executive officers with those of our shareholders.

•	Performance — We structure our compensation program to reward our named executive officers for high performance and superior management skills. In keeping with this philosophy, we maintain a short-term cash-based incentive compensation program for senior officers based on satisfaction of pre-established performance targets, as described below under “Short-Term Cash-Based Incentive Compensation.”

•	Reflecting our Business Philosophy — Our approach to compensation reflects our values and the way we do business in the communities we serve.
Elements Used to Implement Our Compensation Objectives
     Our compensation program relies on three primary elements: (1) base compensation or base salary; (2) cash-based, short-term incentive compensation; and (3) equity-based, long-term incentive compensation. We believe that we can best satisfy the objectives of our compensation philosophy by achieving a balance among these three elements that is competitive with our industry peers and creates appropriate incentives for our named executives. We combine the above compensation elements for each executive in a manner we believe optimizes the executive’s contributions to the Company.
     Base Compensation. Base salaries for our named executive officers depend on the scope of their responsibilities and their performance. Decisions regarding salary increases also take into account the executive’s current salary and the amounts paid to the executive’s peers within and outside the company. Our goal is to maintain salary levels for our officers at a level consistent with base pay received by those in comparable positions at our peers. Base salaries are reviewed at least annually by the Compensation Committee. See “Executive Compensation—Summary Compensation Table” for salaries paid to the named executives in fiscal 2007.
     Short-Term Cash-Based Incentive Compensation. We have established a short-term cash-based incentive program designed to reward senior management with a bonus based on the attainment of certain performance targets, specifically with respect to the Bank’s Return on Average Assets (ROAA). Because ROAA fell below the target levels set by the Compensation Committee, no bonuses were awarded under this program in fiscal 2007.

     Long-Term Equity-Based Compensation. Our long-term incentive compensation program is based on the delivery of competitive equity awards to our named executives. On July 31, 2006, our stockholders approved the 2006 Long-Term Incentive Plan, which reserved up to 150,000 shares of common stock for the grant of equity-based compensation, including stock options and restricted stock awards, to our officers and directors. In analyzing the proposed plan, our Compensation Committee conducted an extensive quantitative analysis of the potential cost of the plan, both in terms of shareholder value, the types of equity-based compensation programs established by our publicly traded peers, and the potential expense associated with maintaining the plan. After further discussion and review of the Compensation Committee’s findings, the board of directors concluded that the plan was consistent with the Company’s objective of aligning its compensation structure with the interests of the shareholders.
     Consistent with our intention to utilize stock-based compensation to reward performance and to remain competitive with those institutions that compete with us for executive talent, following shareholder approval but prior to granting awards under the 2006 Long-Term Incentive Plan, the Compensation Committee reviewed and discussed an analysis prepared by Richard R. Moore of The Moore Consulting Group of Canton, Connecticut, focusing on equity-based awards made by peer institutions of similar asset size and located in our market area. Mr. Moore’s analysis, prepared in October 2006, reviewed survey data published by The SNL Executive Compensation Review based on publicly available information regarding equity compensation for financial institutions in the New England region, with a focus on Massachusetts and Connecticut institutions. The Moore Consulting Group’s analysis determined that long-term equity-based incentives at a level consistent with industry practice were appropriate for Board consideration and would further enable the Bank to remain competitive with similarly situated institutions. The foregoing analysis, in addition to applicable regulatory restrictions and the tax and accounting treatment of specific equity compensation techniques, informed the Committee’s determinations with respect to equity-based awards made to the named executive officers and other management employees in fiscal year 2007. We paid Mr. Moore $2,544 in fiscal year 2007 for consulting services related to the administration of the 2006 Long-Term Incentive Plan.
Role of the Compensation Committee
     We rely on the Compensation Committee to develop the broad outline of our compensation program and to monitor the success of the program in achieving the objectives of our compensation philosophy. In keeping with its desire to maintain a flexible approach with respect to the range of matters brought before it for consideration, the Committee has not established a formal charter. The Committee is charged, however, with general responsibility for the oversight and administration of our compensation programs and is also responsible for the administration of our compensation programs and policies, including the administration of our cash- and stock-based incentive programs. The Committee is also principally responsible for determining the compensation of the Chief Executive Officer based on the Committee’s evaluation of his performance. The Committee is further authorized to engage consultants and other professionals without management approval to the extent deemed necessary to discharge its responsibilities. See “Meetings and Committees of the Board of Directors,” above, for the members of the Committee and the number of meetings in fiscal 2007.
Role of the Compensation Consultant
     Since 2000, the Compensation Committee has engaged independent compensation consultant Thomas Warren & Associates of Sherborn, Massachusetts to benchmark our compensation program against our peers and to afford us their expertise in structuring our compensation program. Thomas Warren & Associates provides consulting services with respect to compensation paid to the Chief Executive Officer and named executive officers, as well as other management and non-management employees. From time to time, the Committee also reviews with Thomas Warren & Associates developments in the compensation area to ensure that our program is consistent with prevailing practice in our industry. We also rely on survey data provided by Thomas Warren & Associates when evaluating the competitiveness of the cash compensation with respect to the Chief Executive Officer, the named executive officers, and our other employees. During fiscal 2007, we paid Thomas Warren & Associates $590.00 for their services.

Peer Group Analysis
     A critical element of our compensation philosophy and a key driver of specific compensation decisions for our employees, including our management team, is a comparative analysis of our compensation mix and levels relative to a peer group of financial institutions. The survey data provided by Thomas Warren & Associates offers salary and benefits data across a range of positions for approximately 25 financial institutions in Massachusetts with asset values ranging between $400 million and $600 million, as listed below. Survey data is generally updated on an annual basis with respect to management, including the named executive officers, and every 2-3 years with respect to other employees. Based on this data, we assign grade/position levels and minimum, midpoint and maximum salary ranges for the management team and non-management employees; these salary ranges were most recently adjusted as of January 2007. Base salary increases generally fall within the pre-determined ranges for position levels, with due consideration and weight given to outstanding individual performance where appropriate. Thomas Warren & Associates also supplements the information provided in its salary and benefits guides with compensation data obtained from information published by The American Compensation Association, SNL Financial and America’s Community Bankers for institutions of similar asset size located within the New England region, as well as salary surveys published annually by The Council of Economic Advisors and Mercer Human Resources Consulting.
     The financial institutions utilized by Thomas Warren & Associates in preparing its compensation survey data are as follows:
Bank of Canton
BankFive
Beverly National Bank
Bridgewater Savings Bank
Citizens-Union Savings Bank
Hampden Bank
Hingham Institution for Savings
First National Bank of Ipswich
Legacy Bank
Milford Federal Savings & Loan
Milford National Bank & Trust
Mt. Washington Bank
North Shore Bank
Norwood Bank
Provident Bank
Randolph Savings Bank
Slades Ferry Trust Company
Stoneham Bank
Strata Bank
Unibank for Savings
Wainwright Bank & Trust
Walpole Cooperative Bank
Webster Five Cents Savings Bank
Winchester Savings Bank
Riverbank
Role of Management
     Our Chief Executive Officer, in conjunction with our Compensation Committee, develops recommendations regarding the appropriate mix and level of compensation for our management team. The recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Committee, as well as the peer group analysis and survey data described above. The Chief Executive Officer meets with the Committee to discuss the compensation recommendations for the named executive officers. Our Chief Executive Officer does not participate in Committee discussions or the review of Committee documents relating to the determination of his compensation.

Tax and Accounting Considerations
     In consultation with our advisors and in collaboration with the Bank’s Audit Committee and the Company’s Audit Committee, we evaluate the tax and accounting treatment of our compensation programs at the time of adoption and periodically thereafter to ensure that we understand the financial impact of each program on the Company. Our analysis includes a review of recently adopted and pending changes in tax and accounting requirements. During fiscal 2007, we continued to consider the implications of two significant developments in the tax and accounting areas – the new rules under Section 409A of the Internal Revenue Code applicable to nonqualified deferred compensation and the revised accounting treatment for equity compensation under FAS 123R. We are continuing to implement changes in plan design or compensation practices to address these developments as they are interpreted and put into practice, including certain formal plan amendments required by December 31, 2007 to comply with the final regulations recently issued under Section 409A of the Internal Revenue Code.
Employment Agreements
     We currently maintain an employment agreement with our President and Chief Executive Officer and severance agreements with Messrs. Morrissey, Kearn, and Feeley. We do not currently maintain a severance agreement with Ms. Tracy. See “Executive Compensation—Employment Agreement” and “Executive Compensation—Severance Agreements” for a description of the terms of the agreements and the severance and change in control benefits payable to the named executive officers with Severance Agreements.
Retirement Benefits; Employee Welfare Benefits
     Our defined benefit pension plan, 401(k) plan and employee stock ownership plan have proven to be important retention tools for the company. The pension plan, which is offered through the Cooperative Banks Employees Retirement Association (CBERA), provides employees who terminate employment after age 62 with a traditional pension benefit based on a benefit formula equal to an employee’s years of service after January 1, 1989, multiplied by 1% of final average compensation over the three consecutive years of employment during which compensation is highest, plus, .05% of final average compensation in excess of the average Social Security Wage Base, as determined under wage tables issued annually by the Social Security Administration. Employees may also receive a reduced early retirement benefit under the CBERA pension plan upon retirement after age 50, with at least 15 years of vesting service, or after age 55, with at least five years of vesting service. Employees participate in the pension plan after attaining age 21 and completing one year of service and vest in their retirement benefits at the rate of 20% after completion of two years of service and 20% per year thereafter, becoming fully vested upon the completion of six years of service.
     The 401(k) plan, also offered through CBERA, and the employee stock ownership plan are broad-based tax-qualified defined contribution plans that provide our employees with valuable retirement benefits. Under the 401(k) plan, we provide an employer matching contribution equal to 50% of a participant’s voluntary salary deferrals, up to 5% of a participant’s eligible compensation under the plan. Participants vest in their employer matching contributions over a five-year period of service at the rate of 20% per year. Under the employee stock ownership plan, we provide participants with a retirement benefit allocated in our common stock at no cost to the participant. Participants also vest in their employee stock ownership plan allocations at the rate of 20% per year.
     In addition to our retirement programs, we provide our employees with coverage under medical, dental, life insurance and disability plans on terms consistent with industry practice. We also maintain a Section 125 cafeteria plan which allows our employees to set aside pre-tax dollars to pay for certain benefits.

Perquisites
     We provide our named executives with certain perquisites, including the use of a company car, a gasoline allowance, and club memberships, as deemed appropriate to their positions and responsibilities. We believe the perquisites provided to the named executives are reasonable, competitive and consistent with the company’s overall compensation program. We also believe that these benefits further our officers’ abilities to promote our business interests in our markets and reflect competitive industry practices for similarly situated officers employed by our peers. The perquisites provided to our Chief Executive Officer are included in the “All Other Compensation” column of the Summary Compensation Table.
Director Compensation
     Our outside directors are compensated through meeting fees. The level and mix of director compensation is reviewed by our Chief Executive Officer on a periodic basis to ensure consistency with the objectives of our overall compensation philosophy. We have also periodically engaged compensation consultants Thomas Warren & Associates to review published sources of information regarding director compensation and board meeting fees, included the Bank Director Annual Compensation Review published by Bank Director Magazine, SNL Financial surveys, and data published by America’s Community Bankers. Our review of director compensation also considers the increased liability of directors of publicly-traded companies due to changes in the regulatory environment and the heightened scrutiny of corporate governance practices. We also offer a deferred compensation plan for non-employee directors which permits them to defer fees for investment in our common stock. See “Director Compensation – Deferred Compensation Plan for Non-Employee Directors” for a description of this plan.
Stock Compensation Grant and Award Practices; Timing Issues
     In addition to the analyses conducted in connection with our adoption of the 2006 Long-Term Incentive Compensation Plan (discussed above), our Compensation Committee considers whether to make stock option grants and/or award other forms of equity on a periodic basis, but at least annually. The Committee considers the recommendations of our Chief Executive Officer and other executive officers with respect to awards contemplated for their subordinates. However, the Committee is solely responsible for the development of the schedule of grants or awards made to the Chief Executive Officer and the other named executive officers.
     As a general matter, the Compensation Committee’s process is independent of any consideration of the timing of the release of material nonpublic information, including with respect to the determination of grant dates or stock option exercise prices. All Committee decisions are reviewed and ratified by the full Board of Directors. Similarly, the Company has never timed the release of material nonpublic information with the purpose or intent to affect the value of executive compensation. In general, the release of such information reflects long-established timetables for the disclosure of material nonpublic information such as earnings reports or, with respect to other events reportable under federal securities laws, the applicable requirements of such laws with respect to timing of disclosure.
     We set the exercise price of stock options solely by reference to the applicable provisions of our stock compensation plans. Under our current plan, as approved by shareholders in July of 2006, the exercise price of a stock option is generally equal to the closing sales price of our common stock on the Nasdaq Global Market on the date of grant; our plan provides, however, that with respect to incentive stock options, 10% owners, as defined under Section 422 of the Internal Revenue Code, are granted options at an exercise price at least equal to 110% of the closing price of the common stock on the grant date.
Compensation for the Named Executives in Fiscal 2007
     Chief Executive Officer Compensation. In determining Mr. Doherty’s compensation, the Board of Directors conducted a performance appraisal that reviewed Mr. Doherty’s financial, strategic and operational achievements and the findings of the peer group analysis conducted by Thomas Warren & Associates, as described above. In its review, the Board of Directors noted that Mr. Doherty exhibits strong leadership skills and is moving the Company in a direction that has the potential to enhance long-term shareholder value. The Board also recognized that Mr. Doherty has enabled the Bank, in a challenging earnings environment, to maintain a high-

quality loan portfolio with minimal charge-offs for poorly performing loans, and that his efforts have ensured that systems are maintained to protect our assets and provide effective control of operations. Mr. Doherty has also served as our chief spokesperson, communicating effectively with the shareholders and customers of the Bank. In addition to the foregoing, the Board of Directors reviewed survey data that determined that Mr. Doherty’s base salary was significantly lower than the base salaries paid to chief executive officers of institutions within the peer group. In recognition of the fact that compensation of executive officers at competitive levels is a key principle of our compensation philosophy, and in light of the Board of Director’s assessment of Mr. Doherty’s performance, Mr. Doherty was awarded a salary increase of $56,000, which represents approximately a 16.3% increase in his base salary, in order to bring his compensation in line with that of chief executives at similarly situated institutions. Mr. Doherty’s salary increase became effective April 1, 2006. As discussed above under “Short-Term Cash-Based Incentive Compensation,” Mr. Doherty did not receive a bonus for fiscal 2006 or fiscal 2007. See “Executive Compensation—Summary Compensation Table” for Mr. Doherty’s current base salary. Mr. Doherty received awards of 18,000 shares of restricted stock in fiscal 2007, which will vest over a five-year period. We believe that Mr. Doherty’s compensation is consistent with our objectives to reward, motivate and challenge Mr. Doherty to continue to lead our company successfully.
     Compensation for the Other Named Executives. In determining compensation for Messrs. Morrissey, Kearn and Feeley and Ms. Tracy, the Compensation Committee reviewed the performance appraisals presented by the Chief Executive Officer and his salary and bonus recommendations, as well as the survey of peer institutions and the updated position levels and salary data described above under “Peer Group Analysis.” The Compensation Committee accepted the recommendations as presented and adjusted base salaries for Messrs. Morrissey, Kearn and Feeley and Ms. Tracy by 22.2%, 5%, 3.5% and 6.2%, respectively. See “Executive Compensation—Summary Compensation Table” for the current base salaries of Messrs. Morrissey, Kearn, Feeley and Ms. Tracy. The salary increases became effective April 1, 2006. As discussed above under “Short-Term Cash-Based Incentive Compensation,” the named executives did not receive bonus payments for fiscal 2006 and fiscal 2007. The Board of Directors also renewed each of the executive’s employment or change in control agreements, where applicable, for an additional year. Messrs. Morrissey, Kearn, Feeley and Ms. Tracy also received awards of 16,000, 7,000, 3,000 and 3,000 shares of restricted stock, respectively, during fiscal 2007, which will vest over a five-year period. We believe that the compensation for Messrs. Morrissey, Kearn, Feeley and Ms. Tracy is consistent with our compensation objectives.

EXECUTIVE COMPENSATION
Summary Compensation Table
     The following information is furnished for all individuals serving as the principal executive officer or principal financial officer of the Company for the 2007 fiscal year and the other three most highly compensated executive officers of the Company whose total compensation for the 2007 fiscal year exceeded $100,000.

						Change in
						Pension Value
						and
						Nonqualified
						Deferred
				Stock	Option	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Earnings	Compensation
Principal Position	Year	($)	($)	($)(1)	($)	($)(2)	($)(3)	Total ($)
John D. Doherty Chairman, President and Chief Executive Officer	2007	$400,000	—	$30,888	—	$1,079	$64,341	$496,308

William P. Morrissey Executive Vice President and Chief Operating Officer	2007	220,000	—	27,456	—	24,988	41,740	314,184

David W. Kearn Executive Vice President/ Senior Lending Officer	2007	180,598	—	12,012	—	42,374	35,545	270,529

Paul S. Feeley Senior Vice President/ Chief Financial Officer and Treasurer	2007	161,157	—	5,148	—	17,744	26,054	210,102

Shirley M. Tracy Senior Vice President/ Human Resources	2007	120,000	—	5,148	—	12,654	20,699	158,501

(1)	Reflects the after tax dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R), assuming vesting on October 19, 2007 of 3,600, 3,200, 1,400, 600 and 600 shares of restricted stock for Messrs. Doherty, Morrissey, Kearn, Feeley and Ms. Tracy, respectively, based upon the Company’s stock price of $31.20 on the date of grant.

(2)	Amounts represent the aggregate change in the actuarial present value of accumulated benefit under the Company’s defined benefit retirement plan.

(3)	Details of the amounts reported in the “All Other Compensation” column for fiscal 2007 are provided in the table below:

	Mr. Doherty		Mr. Morrissey		Mr. Kearn		Mr. Feeley		Ms. Tracy
Employer contributions to 401(k) plan	$5,419		$5,250		$4,522		$798		$2,956
Market value of ESOP contributions	31,669		25,486		23,113		17,994		14,398
Dividends on grants issued	6,480		5,760		2,520		1,080		1,080
Group term life insurance	3,160		1,488		2,344		3,009		2,264
Perquisites	17,613	(a)	—	(b)	—	(b)	—	(b)	—	(b)

(a)	Represents club dues of $10,653 and the value of a Company provided automobile of $6,960.

(b)	Perquisites did not exceed $10,000.
Employment Agreement
     The Bank has entered into an employment agreement (the “Employment Agreement”) with John D. Doherty, President and Chief Executive Officer. The Employment Agreement provides for a term of five years and an automatic annual extension of the term of employment for an additional one-year period beyond the then-effective expiration date unless either the Bank or John D. Doherty gives written notice that the Employment Agreement will not be extended further. The current base annual salary of John D. Doherty is $400,000. The Employment Agreement also provides for annual salary review by the Board of Directors, as well as inclusion of John D. Doherty in any discretionary bonus plans, customary fringe benefits, vacation and sick leave and disability payments of the Bank. The Employment Agreement is terminated upon death and is terminable by the Bank for “just cause” as defined in the Employment Agreement. If the Bank terminated John D. Doherty without just cause on March 31, 2007, he would be entitled to a payment equal to his base salary for the remaining term of the Employment Agreement, or $1,901,370. John D. Doherty may terminate the Employment Agreement upon 90 days notice to the Bank, in which case he will receive compensation and benefits accrued through his termination date.
     The Employment Agreement provides that in the event of his involuntary termination of employment in connection with, or within three years after, any change in control of the Bank or the Company, John D. Doherty will be paid within 10 days of such termination an amount equal to the difference between (i) 2.99 times his “base amount,” as defined in Section 280G(b)(3) of the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that John D. Doherty receives on account of the change in control. The term “change in control” is defined as the acquisition, by any person or entity, of the ownership, holding or power to vote more than 25% of the Company’s or the Bank’s voting stock, the control of the election of a majority of the Company’s or the Bank’s Directors, or the exercise of a controlling influence over the management or policies of the Company or the Bank. In addition, under the Employment Agreement, a change in control occurs when, during any consecutive two-year period, Directors of the Company or the Bank at the beginning of such period cease to constitute a majority of the Board of Directors of the Company or the Bank, unless the election of replacement Directors was approved by a two-thirds vote of the initial Directors then in office. The Employment Agreement also provides for a similar lump sum payment to be made in the event of John D. Doherty’s voluntary termination of employment within three years following a change in control, upon the occurrence, or within 90 days thereafter, of certain specified events following a change in control, which have not been consented to in writing by John D. Doherty, including (i) the requirement that he perform his principal executive functions more than 35 miles away from his primary office, (ii) a reduction in his base compensation as in effect prior to the change in control, (iii) the failure of the Bank to provide John D. Doherty with compensation and benefits substantially similar to those provided to him at the time of the change in control under any employee benefit plans in which he becomes a participant, (iv) the assignment to John D. Doherty of material duties and responsibilities other than those normally associated with his position with the Bank, and (v) a material reduction in his authority and responsibility. In the event that a dispute arises between John D. Doherty and the Company or the Bank, as to the terms or interpretation of the Employment Agreement, John D. Doherty will be reimbursed for all reasonable expenses arising from such dispute. Payments made under these “change in control” provisions are in lieu of any rights to which John D. Doherty would be entitled in the event his employment was terminated without just cause. If the change in control provisions had been triggered as of March 31, 2007, John D. Doherty would have received a change in control severance payment of approximately $1,083,255.
Severance Agreements
     The Bank has entered into severance agreements (the “Severance Agreements”) with David W. Kearn, Executive Vice President—Senior Lending Officer, Paul S. Feeley, Senior Vice President, Treasurer and Chief Financial Officer and William P. Morrissey, Executive Vice President and Chief Operating Officer. The Severance Agreements each provide for a term of three years and an automatic annual extension of the term for an additional one-year period beyond the then-effective expiration date, unless either the Bank or Messrs. Kearn, Feeley or Morrissey gives written notice that the Severance Agreement will not be extended further. The Severance Agreements provide that, in the event of their involuntary termination of employment in connection with, or within one year after, any change in control of the Company or the Bank, Messrs. Kearn, Feeley or Morrissey will be paid within 10 days of such termination an amount equal to two times their annual base salary at the rate in effect just prior to the change in control provided, however, the amount received shall in no event exceed the difference between (i) 2.99 times their “base amount,” as defined in Section 280G(b)(3) of the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that they receive on account of the change in control. “Change in Control” generally refers to the acquisition, by any person or entity, of the ownership, holding, or power to vote more than 25% of the Company’s or the Bank’s voting stock, the control of the election of a majority of the Company’s or the Bank’s Directors, or the exercise of a controlling influence over the management or policies of the Company or the Bank. In addition, a change in control occurs when, during any consecutive two-year period, Directors of the Company or the Bank at the beginning of such period cease to constitute a majority of the Board of Directors of the Company or the Bank, unless the election of replacement Directors was approved by a two-thirds vote of the initial Directors then in office. The Severance Agreements also provide for a similar lump sum payment in the event of Messrs. Kearn’s, Feeley’s or Morrissey’s voluntary termination of employment within one year following a change in control, upon the occurrence, or within 90 days thereafter, of certain specified events following a change in control, which have not been consented to in writing by Messrs. Kearn, Feeley or Morrissey, including (i) the requirement that they perform their principal executive functions more than 35 miles away from their primary office, (ii) a reduction in the their base compensation as in effect prior to the change in control, (iii) the failure of the Company or the Bank to provide them with compensation and benefits substantially similar to those provided to them at the time of the change in control under any employee benefit plans in which they become a participant, (iv) the assignment to them of material duties and responsibilities other than those normally associated with their position with the Bank, and (v) a material reduction in their authority and responsibility. In the event that a dispute arises between Messrs. Kearn, Feeley or Morrissey and the Company or the Bank, as to the terms or interpretation of the Severance Agreements, they will be reimbursed for all reasonable expenses arising from such dispute. If the change in control provisions had been triggered as of March 31, 2007, Messrs. Kearn, Feeley and Morrissey would have received up to approximately $361,196, $322,314, and $440,000, respectively, under the Severance Agreements.
Outstanding Equity Awards at Fiscal Year End
     The following table provides information concerning unexercised options and stock awards that have not vested for each named executive officer outstanding as of March 31, 2007.

	Option Awards				Stock Awards
						Market
	Number of	Number of				Value of
	Securities	Securities			Number of	Shares or
	Underlying	Underlying			Shares or	Units of
	Unexercised	Unexercised			Units of Stock	Stock That
	Options	Options		Option	That Have	Have Not
	(#)	(#)	Option Exercise	Expiration	Not Vested	Vested
Name	Exercisable	Unexercisable(1)	Price ($)	Date	(#)(2)	($)(3)
John D. Doherty	11,561	—	28.99	03/17/2015	18,000	540,360

	2,736		20.25	11/18/2009
William P. Morrissey	2,634	—	16.625	12/14/2010	16,000	480,320
	4,253		28.99	03/17/2015

	4,524		20.25	11/18/2009
David W. Kearn	4,354	—	16.625	12/14/2010	7,000	210,140
	4,081		28.99	03/17/2015

	2,865		20.25	11/18/2009
Paul S. Feeley	257	—	16.625	12/14/2010	3,000	90,060
	3,995		28.99	03/17/2015

	806		20.25	11/18/2009
Shirley M. Tracy	849	—	16.625	12/14/2010	3,000	90,060
	1,817		28.99	03/17/2015

(1)	The stock options vested when issued.

(2)	The restricted stock awards vest in five equal annual installments beginning on the date of grant, which was October 19, 2006.

(3)	Based upon the Company’s closing stock price of $30.02 on March 31, 2007.

Pension Benefits
     The Company sponsors the CBERA Plan C to provide retirement benefits for eligible employees. Each of the named executive officers currently participates in the plan.

		Number of	Present Value of
		Years of	Accumulated
Name	Plan Name	Credited Service	Benefit ($)(1)
John D. Doherty	CBERA Plan C	26	$257,815
William P. Morrissey	CBERA Plan C	14	279,155
David W. Kearn	CBERA Plan C	13	369,373
Paul S. Feeley	CBERA Plan C	9	171,331
Shirley M. Tracy	CBERA Plan C	28	134,344

(1)	The material assumptions used to calculate the present value of the accumulated pension benefit were as follows: age, years of service, the average of the highest three consecutive calendar years of compensation as of March 31, 2007 and a discount rate of 4.90%.
Director Compensation
     The following table provides the compensation received by individuals who served as non-employee Directors of the Company during the 2007 fiscal year.

				Change in Pension
	Fees			Value and
	Earned			Nonqualified
	or			Deferred
	Paid in	Stock	Option	Compensation	All Other
	Cash	Awards	Awards	Earnings	Compensation	Total
Name	($)(1)	($)	($)	($)	($)	($)
James F. Linnehan	$32,950	—	—	—	—	$32,950
Paul E. Bulman	26,800	—	—	—	—	26,800
Gregory W. Boulos	22,400	—	—	—	—	22,400
Albert J. Mercuri, Jr.	33,700	—	—	—	—	33,700
Edward F. Sweeney, Jr.	42,700	—	—	—	—	42,700
Joseph R. Doherty	16,600	—	—	—	—	16,600
John J. Morrissey	25,600	—	—	—	—	25,600
Richard E. Stevens	35,100	—	—	—	—	35,100

(1)	Includes fees earned for service with the Company and the Bank.

Meeting Fees for Non-Employee Directors
     Directors of the Company and the Bank are each paid a fee of $950 and $750, respectively, per Board meeting attended. The Chairmen of the Bank’s Audit and Securities Committees are each paid a fee of $850 for each meeting attended. Members of the Company’s Audit Committee and Special Committee are paid $950 per meeting attended. Members of the Bank’s Audit and Securities Committees each receive a fee of $750 per meeting attended. The President does not receive any Director or committee fees. Former Director Terence D. Kenney, who retired from the Board of Directors in August 2003, receives $567 per month as a consulting fee for services rendered in connection with the Bank’s Woburn branches. Bank Chairman Joseph R. Doherty receives group health and life insurance benefits under the Bank’s group plans. Premiums relating to the Bank’s group plans that were paid by the Bank on behalf of Joseph R. Doherty amounted to $3,241 during the year ended March 31, 2007.
Deferred Compensation Plan for Non-Employee Directors
     The Company has established a Deferred Compensation Plan for Non-Employee Directors pursuant to which Directors who are not employees of the Company or the Bank are eligible to defer all or a portion of their Director fees. Deferred fees are credited to an account in a grantor trust and invested in shares of the Common Stock. Shares allocated to a Director’s account are to be paid out in equal annual installments over a three-year period beginning six months after the Director ceases to be a Director. Shares held in the Deferred Compensation Plan for Non-Employee Directors are voted by the trustees in accordance with the direction of the Company’s Board of Directors. During the year ended March 31, 2007, 752, 453, 856, 251 and 938 shares were credited to the accounts of Directors Boulos, Bulman, Mercuri, Morrissey and Stevens, respectively, who were the only Directors participating in the Deferred Compensation Plan for Non-Employee Directors.
COMPENSATION COMMITTEE REPORT
     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement. See “Compensation Discussion and Analysis.”
The Compensation Committee of the Board of Directors of Central Bancorp, Inc.
Paul. E. Bulman (Chairman)
Gregory W. Boulos
Richard E. Stevens
Edward F. Sweeney, Jr.
TRANSACTIONS WITH RELATED PERSONS
     The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and Directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and Directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and Directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit the Bank to make loans to executive officers and Directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or Director over any other employee.
     In addition, Massachusetts law provides that co-operative banks are limited in the amount of money that they may lend to their officers. These limits are $500,000 for a mortgage on a primary residence, $150,000 for loans for educational purposes and $35,000 for all other types of loans in total. These restrictions do not apply to non-officer employees of a co-operative bank or to a co-operative bank’s outside Directors.

     The Company maintains a comprehensive written policy for the review, approval and ratification of certain transactions with related persons. In accordance with banking regulations and its policy, the Board of Directors reviews all loans made to a Director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of the Company’s capital and surplus (up to a maximum of $500,000) and such loans must be approved in advance by a majority of the disinterested members of the Board of Directors. Additionally, the Company’s Audit Committee also reviews all related party transactions (i.e., transactions required to be disclosed under SEC Regulation S-K, Item 404) for potential conflicts of interest situations on an ongoing basis and determines whether to approve such transactions. Pursuant to the Company’s Code of Ethics for Directors, Officers and Employees, all executive officers and Directors of the Company must disclose any existing or potential conflicts of interest. Such potential conflicts of interest include, but are not limited to, the following: (i) personally benefiting from opportunities that are discovered through the use of Company property, contacts, information or position; and (ii) accepting employment or engaging in a business (including consulting or similar arrangements) that may conflict with the performance of the Director’s or executive officer’s duties or the Company’s interests.
     On January 31, 2007, the ESOP completed the purchase of 109,600 shares of the Company’s common stock from Mendon Capital Advisors Corp., Moors & Mendon Master Fund, L/P., Mendon ACAM Master Fund, Ltd. and Burnham Financial Services Fund (collectively, “Mendon”) at a price of $33.00 per share. In addition, John D. Doherty, the Company’s President and Chief Executive Officer, also completed the purchase of the remaining 13,400 shares of the Company’s common stock owned by Mendon, pursuant to the terms of a separate Stock Purchase Agreement, dated January 25, 2007, by and among Mr. Doherty and Mendon Capital Advisors Corp. and Moors & Mendon Master Fund, L/P., at a price of $33.00 per share or $442,000 in the aggregate.

SECURITY OWNERSHIP OF MANAGEMENT
     The following table sets forth, as of June 11, 2007, the beneficial ownership of the common stock by each of the Company’s Directors, nominees and named executive officers, and by all Directors, nominees and executive officers as a group.

	Beneficial Ownership
	Number		Percentage of
Name	of Shares		Shares Outstanding (1)
James F. Linnehan	70	(2)	* %
Paul E. Bulman	40	(3)	*
Joseph R. Doherty	3,926		*
Gregory W. Boulos	293	(3)	*
Albert J. Mercuri, Jr.	200	(3)	*
Edward F. Sweeney, Jr.	101	(2)	*
John D. Doherty	240,620	(4)	14.67
John J. Morrissey	60	(3)	*
Richard E. Stevens	7,222	(3)(5)	*
David W. Kearn	28,906	(6)	1.76
Paul S. Feeley	14,453	(7)	*
William P. Morrissey	34,604	(8)	2.11
Shirley M. Tracy	11,254	(9)	*
All Directors, nominees and executive officers as a group (13 persons)	341,749	(10)	20.83%

(1)	In calculating percentage ownership for a given individual or group of individuals, the number of shares of the Common Stock outstanding includes unissued shares subject to options exercisable within 60 days of June 15, 2006 held by that individual or group.

(2)	Does not include 407,766 shares held by the ESOP, over which shares the ESOP Trustees, Directors Linnehan and Sweeney and Raymond Mannos, disclaim any beneficial ownership interest in.

(3)	Does not include shares credited to their accounts in the Deferred Compensation Plan for Non-Employee Directors as follows: Director Bulman, 1,887 shares; Director Boulos, 4,884 shares; Director Mercuri, 2,344 shares; Director Morrissey, 745 shares; and Director Stevens, 1,123 shares.

(4)	Includes 17,350 shares of Common Stock allocated to his account in the ESOP, 18,000 shares of restricted stock, 11,561 shares which he has the right to acquire pursuant to options exercisable within 60 days of June 11, 2007 and 39,545 shares held by the Joseph R. Doherty Family Limited Partnership, L.P. of which he is the sole general partner and in which he has a 50 unit interest.

(5)	Includes 7,992 shares of Common Stock held by an IRA account established for the benefit of Director Stevens.

(6)	Includes 8,947 shares allocated to his account in the ESOP, 7,000 shares of restricted stock, and 12,959 shares which he has the right to acquire pursuant to options exercisable within 60 days of June 11, 2007.

(7)	Includes 4,336 shares allocated to his account in the ESOP, 3,000 shares of restricted stock and 7,117 shares which he has the right to acquire pursuant to options exercisable within 60 days of June 11, 2007.

(8)	Includes 8,981 shares allocated to his account in the ESOP, 16,000 shares of restricted stock and 9,623 shares which he has the right to acquire pursuant to options exercisable within 60 days of June 11, 2007.

(9)	Includes 4,782 shares allocated to her account in the ESOP, 3,000 shares of restricted stock and 3,472 shares which she has the right to acquire pursuant to options exercisable within 60 days of June 11, 2007.

(10)	Includes 46,260 shares of Common Stock which may be acquired pursuant to stock options exercisable within 60 days of June 11, 2007, 36,498 shares allocated to the ESOP accounts of executive officers and 10,977 shares held by the trust for the Deferred Compensation Plan for Non-Employee Directors which are voted as directed by the Board of Directors. Does not include unallocated shares held by the ESOP, over which shares the ESOP Trustees may be deemed to have shared or sole voting and/or investment power.

*	Represents less than 1% of the Company’s outstanding Common Stock.

INDEPENDENT AUDITORS
     Vitale, Caturano & Company, Ltd. (“Vitale”), independent public accountants, served as the Company’s independent auditors for the 2007 fiscal year, and the Audit Committee of the Board of Directors has renewed the Company’s arrangements with Vitale to be the Company’s auditors for the 2008 fiscal year. A representative of Vitale will be present at the meeting to respond to stockholders’ questions and will have the opportunity to make a statement if he or she so desires.
     For the years ended March 31, 2007 and 2006, the Company was billed by its independent public accountants for fees aggregating $139,500 and $103,000, respectively. Such fees were comprised of the following:
Audit Fees
     The following table sets forth the fees billed to the Company for the fiscal years ending March 31, 2007 and 2006 by our independent public accountants:

	2007	2006
Audit fees (1)	$115,500	$88,000
Audit related fees (2)	6,500	—
Tax fees (3)	17,500	15,000
All other fees	—	—

(1)	Includes professional services rendered for the audit of the Company’s annual consolidated financial statements and review of consolidated financial statements included in Forms 10-Q and 10-K and services normally provided in connection with statutory and regulatory filings, including out-of-pocket expenses.

(2)	Assurance and related services reasonably related to the performance of the audit include the reading of the Company’s Form 10-K and Proxy Statement.

(3)	Tax fees include the following: preparation of state and federal tax returns and assistance with calculating estimated tax payments.
Pre-Approval of Services by the Independent Auditor
     The Audit Committee does not have a policy for the pre-approval of non-audit services to be provided by the Company’s independent auditor. Any such services would be considered on a case-by-case basis. All non-audit services provided by the independent auditors in fiscal years 2007 and 2006 were pre-approved by the Audit Committee.
AUDIT COMMITTEE REPORT
     The Audit Committee has reviewed and discussed the audited financial statements of the Company with management and has discussed with Vitale, Caturano & Company, Ltd. (“Vitale”), the Company’s independent auditors, the matters required to be discussed under Statement of Auditing Standards No. 61 (“SAS 61”). In addition, the Audit Committee received from Vitale the written disclosures and the letter required to be delivered by Vitale under Independence Standards Board Standard No. 1 (“ISB Standard No. 1”) and has discussed with representatives of Vitale their independence.
     The Audit Committee has reviewed the non-audit services currently provided by the Company’s independent auditors and has considered whether the provision of such services is compatible with maintaining the independence of the Company’s independent auditors.
     Based on its review of the financial statements, its discussion with Vitale regarding SAS 61, and the written materials provided by Vitale under ISB Standard No. 1 and the related discussion with Vitale of their independence, the Audit Committee has recommended that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the year ended March 31, 2007 for filing with the Securities and Exchange Commission.

The Audit Committee of the Board of Directors of Central Bancorp, Inc.
James F. Linnehan (Chairman)
Albert J. Mercuri, Jr.
Edward F. Sweeney, Jr.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Under the Exchange Act, the Company’s officers and directors and all persons who own more than 10% of the Common Stock (“Reporting Persons”) are required to file reports detailing their ownership and changes of ownership in the Common Stock and to furnish the Company with copies of all such ownership reports that are filed. Based solely on the Company’s review of the copies of such ownership reports which it has received in the past fiscal year or with respect to the past fiscal year, or written representations from such persons that no annual report of changes in beneficial ownership were required, the Company believes during the fiscal year ended March 31, 2007 all Reporting Persons have complied with these reporting requirements.
EXPENSES OF SOLICITATION
     The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph, telephone, facsimile or overnight courier without additional compensation.
OTHER MATTERS
     The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the Board of Directors.
ANNUAL REPORT
     The Company’s 2007 Annual Report to Stockholders, including financial statements prepared in conformity with accounting principles generally accepted in the United States of America, has been mailed to all stockholders of record as of the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing the Company. Such Annual Report is not to be treated as part of the proxy solicitation materials nor as having been incorporated herein by reference. A copy of the Company’s Annual Report on Form 10-K for the year ended March 31, 2007 as filed with the Securities and Exchange Commission will be furnished without charge to stockholders upon written request to Rhoda K. Astone, Vice President, Secretary and Clerk, Central Bancorp, Inc., 399 Highland Avenue, Somerville, Massachusetts 02144.
STOCKHOLDER PROPOSALS
     In order to be eligible for inclusion in the proxy materials of the Company for next year’s Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s main office at 399 Highland Avenue, Somerville, Massachusetts no later than February 23, 2008. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

     Stockholder proposals to be considered at such Annual Meeting, other than those submitted pursuant to the Exchange Act, must be stated in writing, delivered or mailed to the Secretary and Clerk of the Company at the above address, not less than 30 days nor more than 60 days prior to the date of any such Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Rhoda K. Astone
Rhoda K. Astone
Vice President, Secretary and Clerk
Somerville, Massachusetts
June 22, 2007

APPENDIX A
CENTRAL BANCORP, INC.
CHARTER OF THE NOMINATING COMMITTEE
OF THE BOARD OF DIRECTORS
I. AUTHORITY AND COMPOSITION
The Committee is established pursuant to Article III Section 15 of the Bylaws of Central Bancorp, Inc. (the “Corporation”). Committee members should be appointed annually by the Board and may be replaced by the Board. None of the Committee members may be an officer of the Corporation. The Committee may appoint a Secretary, who need not be a Director. The Committee Chairman shall be appointed by the Board.
The Committee shall be comprised of at least three (3) members, each of whom shall meet the independence requirements of the Nasdaq and shall meet any other standards of independence as may be prescribed for purposes of any federal securities laws relating to the Committee’s duties and responsibilities.
II. PURPOSE OF THE COMMITTEE
The Committee’s purpose is to assist the Board in identifying qualified individuals to become Board members and in determining the composition of the Board of Directors.
III. RESPONSIBILITIES OF THE COMMITTEE
In furtherance of this purpose, the Committee shall have the following authority and responsibilities:
1.	To lead the search for individuals qualified to become members of the Board of Directors and to select director nominees to be presented for stockholder approval at the annual meeting. The Committee shall select individuals as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to and existing members of the Board, in collectively serving the long-term interests of the stockholders.

2.	Recommend to the Board persons to be appointed as Directors in the interval between annual meetings of the Corporation’s shareholders;

3.	Review the qualifications and independence of the members of the Board on a regular periodic basis and make any recommendations the Committee members may deem appropriate from time to time concerning any recommended changes in the composition of the Board; and

4.	Establish a policy, if deemed appropriate by the Committee, with regard to the consideration of director candidates recommended by stockholders.
With respect to the responsibilities listed above, the Committee shall:
1.	Report regularly to the Board on its activities;

2.	Maintain minutes of its meetings and records relating to those meetings and the Committee’s activities;

3.	Form and delegate authority to subcommittees of one or more Committee members when appropriate;

4.	Review and reassess the adequacy of this Charter annually and recommend to the Board any proposed changes to this Charter; and

A-1

5.	Annually review the Committee’s own performance.
IV. GENERAL
In performing their responsibilities, Committee members are entitled to rely in good faith on information, opinions, reports or statements prepared or presented by:
1.	One or more officers and employees of the Corporation whom the Committee member reasonably believes to be reliable and competent in the matters presented;

2.	Counsel, independent auditors, or other persons as to matters which the Committee member reasonably believes to be within the professional or expert competence of such person; or

3.	Another committee of the Board as to matters within its designated authority which committee the Committee member reasonably believes to merit confidence.

A-2

APPENDIX B
CENTRAL BANCORP, INC.
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
I. AUDIT COMMITTEE PURPOSE
The Audit Committee is appointed by the Board of Directors of the Company to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:
•	Oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements.

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and compliance.

•	Monitor the independence and performance of the Company’s independent auditors and internal auditing function.

•	Provide an avenue of communication among the independent auditors, management, the internal auditors and the Board of Directors.

•	Report to the Board of Directors.
The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.
II. AUDIT COMMITTEE COMPOSITION AND MEETINGS
Audit Committee members shall meet the qualifications of the Nasdaq Global Market and such qualifications as may be required by the Securities and Exchange Commission (“SEC”). The Audit Committee shall be comprised of at least three and no more than six directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.
Audit Committee members shall be appointed by the Board. If an Audit Committee Chairman is not designated or present, the members of the Committee may designate a Chairman by majority vote of the Committee membership.
The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee should meet privately, at least annually, with the individual responsible for the internal auditing function and the independent auditors to discuss any matters that the Committee, or either of these groups, believe should be discussed.

III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES
Review Procedures
1.	Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with Securities and Exchange Commission (SEC) regulations.

2.	Review the Company’s annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments. Review and discuss with the independent auditor all necessary accounting policies and practices to be used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management and the risks of using such alternative treatments, and other material written communications between the independent auditor and management.

3.	In consultation with the management, the independent auditors and the internal auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing function together with management’s responses, including the status of previous recommendations.

4.	Review with financial management and/or the independent auditors the Company’s quarterly financial results prior to the release of earnings and/or the Company’s quarterly financial statements prior to filing of its Form 10-Q. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with Statement of Auditing Standards No. 61 (SAS 61). The Chairman of the Committee may represent the entire Audit Committee for purposes of this review.
Independent Auditors
5.	The independent auditors are ultimately accountable to the Audit Committee. The Audit Committee shall review the independence and performance of the auditors and annually appoint the independent auditors or approve any discharge of the auditors when circumstances warrant.

6.	Approve the fees and other significant compensation to be paid to the independent auditors.

7.	On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence.

8.	Review the independent auditors’ audit plan, including scope and general audit approach.

9.	Prior to releasing the year-end earnings and/or filing of the Annual Report on Form 10-K, discuss the results of the audit with the independent auditors.

10.	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

11.	Review, evaluate and approve any permissible non-audit services the independent auditor may perform for the Company and disclose such approved non-auditor services in periodic reports to stockholders.

12.	As required by law, the Audit Committee shall assure the regular rotation of the lead and concurring audit partner, and consider whether there should be a regular rotation of the auditor itself.

13.	Review and discuss the types of presentation and information to be included in earnings press releases, and any additional financial information and earning guidance generally provided to analysts and rating agencies.

14.	Review and discuss the form and content of the certification documents for the quarterly reports on Form 10-Q and the annual report on Form 10-K with the independent auditor, the chief financial officer and the Chief Executive Officer.

15.	Discuss any difficulties encountered by the independent auditor during the course of the audit, any restrictions on their activities, any restrictions on their access to information, and any significant disagreements with management.
Internal Audit Function and Legal Compliance
16.	Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit function, as needed. The internal audit function shall have a direct reporting responsibility to the Board of Directors through the Audit Committee.

17.	Review the appointment, performance and replacement of the internal audit function.

18.	Review significant reports prepared by the internal auditors together with management’s response and follow-up to these reports.

19.	On at least an annual basis, review with the Company’s management and, if deemed necessary, with counsel, any legal matters that could have a significant impact on the Company’s financial statements, compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies.
Other Audit Committee Responsibilities
20.	Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report may be included in the Company’s annual proxy statement.

21.	Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

22.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

23.	Supervise implementation of the Company’s Code of Ethics for Directors, Officers and Employees and review and decide whether to approve any proposed waivers of the provisions of such Code.

24.	Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees regarding questionable accounting or auditing matters.

25.	Review all related party transactions (i.e., transactions required to be disclosed under SEC Regulation S-K, Item 404) for potential conflict of interest situations on an ongoing basis and determine whether to approve such transaction.

[x] PLEASE MARK VOTES REVOCABLE PROXY With- For All AS IN THIS EXAMPLE CENTRAL BANCORP, INC. For Hold Except —— —— — ANNUAL MEETING OF STOCKHOLDERS JULY 26, 2007 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby appoints Richard E. Stevens and Edward F. Sweeney, Jr., with full powers of substitution to act, as attorneys and proxies for the undersigned, to vote all shares of Common Stock of Central Bancorp, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the Holiday Inn—Somerville, 30 Washington Street, Somerville, Massachusetts, on Thursday, July 26, 2007, at 11:00 a.m., local time, and at any and all adjournments thereof, as follows hereon. 1. The election THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL as directors of all BE VOTED FOR EACH OF THE NAMED NOMINEES. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, nominees listed INCLUDING MATTERS RELATING TO THE CONDUCT OF THE MEETING, THIS PROXY WILL BE VOTED BY THOSE below (except as NAMED IN THIS PROXY AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT noted to the TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. contrary). Nominees: (01) Gregory W. Boulos, (02) John D. Doherty and (03) Albert J. Mercuri, Jr. INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below. Mark box at right if you plan to attend the Annual Meeting. º THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NAMED NOMINEES AND “FOR” THE LISTED PROPOSAL. Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary and Clerk of the Company at the Annual Meeting of the stockholder’s decision to terminate this Proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned acknowledges receipt from the Company prior to the execution of this Proxy of Notice of the Annual Meeting, a Proxy Statement dated June 22, 2007 and the Company’s 2007 Annual Report to Stockholders. Please be sure to sign and date this Proxy. Please be sure to sign and date this Proxy in the box below. Date
Stockholder sign above Co-holder (If any) sign above
? Detach above card, sign, date and mail in postage-prepaid envelope provided. ? CENTRAL BANCORP, INC.
Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

[Central Bancorp Letterhead]

TO:	PARTICIPANTS IN THE CENTRAL CO-OPERATIVE BANK EMPLOYEE STOCK OWNERSHIP PLAN
     Under the terms of the Central Co-operative Bank Employee Stock Ownership Plan (the “ESOP”), you have the right to direct the ESOP Trustees as to the manner in which you wish to vote the shares of common stock of Central Bancorp, Inc. (“Central”) allocated to your ESOP account at Central’s 2007 Annual Meeting of Stockholders. Under the terms of the ESOP and subject to the Trustees’ responsibilities under applicable law, the ESOP Trustees will vote your allocated shares in accordance with your instructions. Allocated shares for which timely voting instructions are not received will be voted by the Trustees in the same proportion as participants vote allocated stock, provided that, in the absence of any voting directions as to allocated stock, the Board of Directors of Central Co-Operative Bank will direct the ESOP Trustees as to the voting of all shares of stock in the ESOP. Therefore, we encourage you to exercise your right to direct the voting of your allocated shares at the Annual Meeting.
     HOW TO EXERCISE YOUR RIGHTS. You may direct the voting of shares allocated to your account by completing, signing and returning the enclosed ESOP Participant Direction Form. Proxy cards supplied with proxy materials are not appropriate for the purpose of instructing the ESOP Trustees in connection with the voting of shares allocated to your ESOP account.
     CONFIDENTIALITY OF VOTING INSTRUCTIONS. Your instructions to the ESOP Trustees will be completely confidential. Central has engaged an independent firm, Registrar and Transfer Company (“RTCO”), which also serves as Central’s transfer agent, to serve as the ESOP’s confidential voting agent. ESOP Participant Direction Forms are to be sent (using the postage-paid envelopes provided therewith) to RTCO and should not be sent to Central.
     RTCO will count your votes and report the aggregate totals of all voting instructions to the ESOP Trustees. RTCO has agreed to maintain your voting instructions in strict confidence. In no event will your voting instructions be reported to Central.
     DELIVERY OF PROXY MATERIALS. A copy of Central’s Proxy Statement for the 2007 Annual Meeting of Stockholders and a copy of its 2007 Annual Report to Stockholders are enclosed for your review. As noted in the Proxy Statement, the 2007 Annual Meeting is scheduled for Thursday, July 26, 2007, at 11:00 a.m., local time, in Somerville, Massachusetts.
     Enclosed is an ESOP Participant Direction Form which you should use if you wish to direct the ESOP Trustees to vote shares allocated to your account in connection with the slate of directors endorsed by Central’s Board of Directors. Please note that to direct the ESOP Trustees to vote with respect to any of the foregoing, you must specifically mark your instructions on the ESOP Participant Direction Form. Items left blank will not be considered instructions to the ESOP Trustees.

     Voting instructions for shares allocated to your ESOP account must be received by RTCO by 5:00 p.m. Eastern Time on July 19, 2007 on the ESOP Participant Direction Forms provided by the ESOP Trustees for that purpose. Again, all ESOP Participant Direction Forms should be forwarded to RTCO and should not be mailed to Central.
     In order to make an informed judgment concerning how to instruct the ESOP Trustees to vote your allocated shares, you should read all of the proxy materials carefully and thoroughly. The ESOP Trustees will not recommend how you should complete your ESOP Participant Direction Form.
     WHEN TO SUBMIT YOUR ESOP PARTICIPANT DIRECTION FORM. You may submit your voting instructions to the confidential voting agent at any time, except that in order to be effective your instructions must be received by not later than 5:00 p.m. Eastern Time on July 19, 2007. If RTCO receives more than one ESOP Participant Direction Form from you, the Form bearing the latest date will be considered to have cancelled all Forms bearing an earlier date. If more than one ESOP Participant Direction Form is received from you as of the same date, RTCO will consider the Form bearing the latest postmark as controlling. You may request additional Forms at any time by contacting Paul S. Feeley, Senior Vice President, Chief Financial Officer and Treasurer, at (617) 629-4229.
     If you have any questions regarding the procedures for instructing the ESOP Trustees, please call (617) 629-4229.

James F. Linnehan
Edward F. Sweeney, Jr.
Raymond Mannos
ESOP Trustees
June 22, 2007

PLEASE MARK VOTES CENTRAL BANCORP, INC. AS IN THIS EXAMPLE x With- For All For Hold Except — 1. The election as directors of all nominees listed ? ? ? below (except as noted to the contrary). NOMINEES: Gregory W. Boulos, John D. Doherty and Albert J. Mercuri, Jr. INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below. THE ESOP TRUSTEE(S) WILL VOTE AS DIRECTED HEREIN. THIS REVOCABLE ESOP PARTICIPANT DIRECTION FORM CONFERS DISCRETIONARY AUTHORITY TO VOTE ON ANY OTHER BUSINESS PRESENTED AT THE MEETING. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE MEETING, THE ESOP TRUSTEE(S) WILL VOTE IN HIS ANNUAL MEETING OF STOCKHOLDERS (THEIR) DISCRETION AND IN ACCORDANCE WITH THE APPLICABLE FIDUCIARY JULY 26, 2007 PRINCIPLES. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO THIS DIRECTION FORM IS SOLICITED ON OTHER BUSINESS TO BE PRESENTED AT THE MEETING. IF NO INSTRUCTIONS BEHALF OF THE BOARD OF DIRECTORS E ARE SPECIFIED, THIS DIRECTION FORM WILL HAVE NO FORCE OR EFFECT AND CENTRAL CO-OPERATIVE BANK S ALL SHARES ALLOCATED TO YOUR ACCOUNT(S) WILL BE VOTED BY THE ESOP EMPLOYEE STOCK OWNERSHIP PLAN (“ESOP”) O TRUSTEE(S) IN ACCORDANCE WITH THE TERMS OF THE ESOP, SUBJECT TO THE REVOCABLE ESOP PARTICIPANT DIRECTION FORM P ESOP TRUSTEE(S)’ RESPONSIBILITIES UNDER APPLICABLE LAW. The undersigned hereby instructs the ESOP Trustee(s) (currently James F. Linnehan, Edward F. Sweeney, Jr. and Raymond Mannos), or their successors, to vote, either by ballot or by proxy, all shares of common stock of Central Bancorp, Inc. (the “Company”) which are allocated to the account(s) of the undersigned pursuant to the Central Co-operative Bank Employee Stock Ownership Plan (the “ESOP”) at the Annual Meeting of Stockholders to be held at the Holiday Inn—Somerville, 30 Washington Street, Somerville, Massachusetts on Thursday, July 26, 2007 at 11:00 a.m., local time, and at any and all adjournments thereof, as set forth hereon. The undersigned acknowledges receipt from the Company prior to the execution of this form of Notice of the Meeting, a Proxy Please be sure to sign and date this Proxy in the Statement dated June 22, 2007 and the Company’s 2007 Annual Report box below. Date to Stockholders. —— —
In order to be effective, voting instructions must be received by Registrar and Transfer Company, the confidential voting agent, no later than 5:00 p.m. Eastern time on July 19, 2007. You must Stockholder sign above Co-holder (if any) specifically mark your instructions on this form. Items left blank sign above will not be considered instructions to the ESOP Trustee(s).
The Board of Directors of the Company recommends a vote “FOR” each of the named nominees. —
? Detach above card, sign, date and mail in postage-paid envelope provided. ? CENTRAL BANCORP, INC. —
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS DIRECTION FORM PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. —
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.